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                        STATEMENT OF TERMS OF EMPLOYMENT


1.   NAME OF EMPLOYER:        VARI-LITE EUROPE LTD.       ("Employer")

2.   NAME OF EMPLOYEE:        BRIAN LESLIE CROFT          ("Employee")

     This is a written statement of the Terms of Employment given under Section 1 of the Employment Protection (Consolidation)
     Act 1978.

3.   PLACE OF WORK:

3.1  Your place of work is 20/22 Fairway Drive, Greenford.

4.   DATE OF COMMENCEMENT OF EMPLOYMENT:

4.1. The Employee's employment under this Agreement starts on 1ST
     APRIL 1994 and his period of continuous employment with the Employer and any previous employer started on 1ST MAY 1973.

5.   JOB TITLE:

5.1. MANAGING DIRECTOR

6.   NORMAL HOURS OF WORK:

     The normal weekly hours of work are 40 hours. You will be expected to work such hours as may be required in excess of the normal hours to carry out your duties and responsibilities to the satisfaction of the Company. No payment will be made for such additional hours.

7.   REMUNERATION:

7.1. The Employee's yearly pay at the date of this statement is 58,000.00 and any changes will be notified in writing. The Employee will be paid on the 28th day of each month. The Employer has the right to pay all salaries and wages by direct transfer to the Employee's Bank or Building Society Account, particulars of which must be supplied to the Employer on request.

7.2. If the Employee is for any reason indebted to the Employer for any amount, the Employer shall be entitled to make a deduction in or towards the discharge of that liability from the Employee's remuneration or any other money payable from the Employer to the Employee.

7.3. The Employee's salary will be reviewed annually.

8.   PENSIONS:

8.1. The Employer operates a pension scheme. If the Employee is eligible for membership, the Employee may become and remain a member of it on the signing of this Agreement. The Employee may also join at a later date at the discretion of the Trustees.

8.2. Neither the existence of this, nor any other scheme, nor the provisions contained in it form part

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     of any contract between the Employer and any of its employees.  Any benefits arising under or in respect of the pension scheme will be payable by or under the authority of its trustees or provider and are not guaranteed or warranted by the Employer.

9.   ABSENCES AND ILLNESS:

9.1. The Employer has the right to suspend any employee from work on medical grounds if to continue work would involve a risk to health or safety or an infringement of any law or code of practice relating to health and safety.

9.2. The Employee must notify the Employer on the first day of each absence from work and give the reason for, and expected duration of, the Employee's absence and also:

i) complete and sign a self certification of absence document as soon as is practicable and in any event not later than the Employee's return to work;

ii) send to the Employer a Certificate of Disability by a registered medical practitioner at the end of seven days from the start of the Employee's absence and a further Certificate in each week of absence;

     and

iii) (where the absence is for some reason other than illness or injury) supply such evidence about the absence and its cause as the Employer from time to time reasonably requires.

9.4. The days which are qualifying days for the purpose of Section 154 of the Social Security Contributions and Benefits Act 1992 are Monday to Friday of every week.

9.5. After the Employee's probation period, normal basic pay (less the amount of any statutory sick pay and any other sickness or invalidity benefits to which the Employee is entitled, whether or not claimed and paid) will be paid to the Employee in accordance with the following table:

Length of Service                    Period of Sick Pay
-----------------                    ------------------
                                Full Pay            Half Pay
                                --------            --------
0 to 6 months                    1 week              1 week
6 to 12 months                   2 weeks             2 weeks
12 to 24 months                  4 weeks             4 weeks
24 to 36 months                  6 weeks             6 weeks

     The Employee shall be paid 1 week at full pay and 1 week at half pay for each full year employment over 3 years subject to a maximum of 26 weeks.

     The Employer may at its discretion extend the period of paid sick leave in any individual case if

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      there are special reasons to do so.

9.6. The Employer reserves the right to terminate the Employee's employment without further notice at any time after the entitlement to sick pay has ceased (or earlier if necessary for the conduct of its business) but except in special circumstances will not do so without consultation with the Employee and the Employee's medical advisers.

9.7. The Employer shall not terminate the Employee's employment whilst he is in receipt of income payable under a policy effected under Clause 14 if it is a term of the policy or the pension scheme that the Employee remains an Employee of the Employer but the Employer shall not be bound to pay or provide any remuneration of benefits except those paid or provided through any insurance effected under Clause 14 and the Employee shall not have any normal hours of work.

10.   HOLIDAYS:

10.1. The holiday year is from 1st April to 31st March. In a full holiday year you will be entitled to 25 days paid annual holiday, this will accrue at the rate of 2.1 days holiday entitlement per complete calendar month of service.

10.2. The Employee is entitled to take the following paid
      Public Holidays - New Years Day, Good Friday, Easter
      Monday, May Day, Spring Bank Holiday, Late Summer
      Holiday, Christmas Day, Boxing Day and any further Public
      Holidays granted thereafter.

10.3. In order that Senior Management cover is maintained the Employee should notify the Administration Manager of Vari-Lite Europe Holdings Ltd responsible for the Company as early as possible of your intended holiday arrangements.

10.4. If the Employee's pay is calculated on a monthly or annual basis and is paid monthly, the Employee shall be paid his or her usual remuneration on the usual dates of payment during each period in which any paid holiday is taken.

10.5. Holiday time cannot be carried forward from one holiday year to another and no payment shall be made to the Employee at the end of any holiday year if the Employee's holiday entitlement for that year has not been taken.

10.6. If and when the Employee's employment is terminated and a number of days of annual holiday which the Employee has taken in the relevant year differs from the entitlement, then a payment with the number of days difference will be either paid to the Employee or refunded to the Employer depending on whether the amount actually taken is less or greater than the entitlement. The amount paid will be the number of days difference multiplied by the daily equivalent of the Employee's annual basis salary, on the basis of 260 days per year.

10.7. The Employee will not be entitled to a payment under Clause 12 if the Employer is entitled to and does terminate the Employee's employment summarily or if the Employee refuses to take any holiday entitlement during the Employee's notice period.

10.8. If in addition to the Employee's holiday entitlement the Employee requires additional holiday leave for compassionate or other good reasons, the Employee should apply to the Employer who

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      may at its discretion authorize additional leave, which in exceptional circumstances may be paid.

11.   NOTICE OF TERMINATION:

11.1. After the probationary period the Employee's employment may be ended by prior notice for the following periods:

      By the Employee:         12 months minimum period of notice.
      By the Employer:         12 months period of notice.

11.2. The Employee's normal retirement age is 65 years (unless varied by prior consultation) and accordingly the Employee's employment (unless terminated) will end automatically on the last day of the month in which the Employee attains that age.

11.3. The Employee's employment shall not continue at any time after it has been terminated by the Employer notwithstanding that the termination is without prior notice or by shorter notice than provided for in this Agreement.

11.4. No employment with a previous employer counts as part of a continuous period of the Employee's employment with the Employer unless it is shown in 4.1.

12.   LIFE ASSURANCE:

      The Employee's life will be assured at 4 times the Employee's pensionable salary with effect from the date the Employee joins the Employer. Should the Employee die whilst in the Employer's service, a sum equivalent to the above can be paid to the persons stated on a Nomination Form signed by the Employee. However, the application of any due sums is at the complete discretion of the Trustees.

13.   PRIVATE MEDICAL INSURANCE:

      The Employer will pay the annual subscription to BUPA or some other private medical insurance company for the Employee, the Employee's spouse and any unmarried children of the Employee who are under the age of 18 years.

14.   Permanent Health Insurance:

      The Employer shall effect and maintain in respect of the Employee a policy in accordance with the Employer's practice from time to time in force for the provision of an income equal to not less than 2/3 of the salary payable under Clause 7 and pension contributions payable from the date on which sick pay under Clause 9 ceases to be payable of a pre tax amount if the Employee becomes incapacitated for a period extending beyond that date.

15.   MOTOR CAR:

15.1. The Employer shall provide a motor car, approved by the Employer, and to the maximum rental value as specified in the Employer's Policy No. 001 - Company Cars. This motor car will be replaced after a 3/4 year contract hire period. The Employer shall pay or reimburse to the

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      Employee all expenses in connection with taxing,
      insurance, maintenance and running of the car including the cost of petrol or diesel oil and shall permit the Employee to use the car for private use.

15.2. While the Employee has the use of the car provided by the Employer, the Employee shall:

i) take good care of the motor vehicle whilst it is in the Employee's custody and ensure so far as the Employee is able to do so that it is kept in good and undamaged condition, fair wear and tear only excepted;

ii) observe all the provisions of any insurance policy from time to time relating to the motor car;

iii) arrange at the Employee's own expense any additional insurance required because of the Employee's individual circumstances;

iv) not take the motor car out of the U.K. without the Employer's written consent;

v) return the motor car to the Employer on demand during any period in which the Employee is absent from work for any reason except agreed holidays;

vi) at the termination of the Employee's agreement and on the Employee's disqualification from driving to return to the Employer the motor car and its keys and any documents relating to it.

15.3. The Employee shall whenever requested permit the Employer to examine the Employee's driving license.

16.   DISCIPLINARY RULES:

      TERMINATION FOR BREACH.

1. The Employer may terminate this Agreement immediately and without liability for compensation for damages if the Employee commits any serious or persistent breach of its provisions or is guilty of any grave misconduct or willful neglect in the discharge of his duties under this Agreement.

2. The Employer shall have the right (in addition to any other rights which it has at law) to terminate this Agreement immediately and without liability for compensation or damages on the happening of any of the following events if:

(i) The Employee is guilty of an act which brings the Employer into disrepute or which in the Employer's reasonable opinion is prejudicial to its interests.

(ii) The Employee becomes bankrupt, has a Receiving Order made against him, makes an arrangement with his creditors generally or takes or suffers any similar action as a result of a debt.

(iii) The Employee is convicted of any criminal offense other than an offense which in the reasonable opinion of the Employer does not affect his relation to the Employer under the Agreement.

(iv) The Employee becomes prohibited in law from holding the office of Director.

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3.    GRIEVANCES:

      If the Employee has any grievance relating to his employment he should raise it orally or in writing with the Employer's Board of Directors to whom he is responsible who at their discretion after consultation with the Employee may take such steps as they think fit with a view to settling the grievance. The Employee must answer (in writing if so requested) all questions put to him on the matter by any member of the Board before its decision is reached. The decision of the Board on the matter should be final.

17.   HEALTH SCREENING:

      It is a condition of employment that you will undergo a medical examination at the Company's expense and at the Company's request, if the Company considers your health is affecting your job performance.

18.   Confidential Information:

18.1. "Confidential Information" means all confidential information relating to the organization, finances, processes, specifications, methods, designs, formulae, technology and business activities of and concerning the Employer and its customers and suppliers.

18.2. Except as authorized or required by the Employee's duties, the Employee shall keep secret and shall not use or disclose and should use their best endeavors to prevent the use or disclosure by or to any person of any of the confidential information which come to the Employee's knowledge during their Employment.

18.3. The restriction in 18.2 should apply during and after the termination of the Employee's employment without any time limit and shall cease to apply to information or knowledge which the Employees establishes has, in its entirety, become public knowledge otherwise than through any unauthorized disclosure or other breach on the Employee's part of that restriction.

18.4. All records in any medium (whether written, computer readable or otherwise) including accounts, documents, drawings and private notes about the Employer and all copies and extracts of them made or acquired by the Employee in the course of the Employee's employment shall be:

i)    The property of the Employer.

ii)   Used for the purposes of the Employer only.

iii)  Returned to the Employer at any time on demand.

iv) Returned to the Employer without demand on the termination of the Employee's employment.

18.5. Any discovery or invention or secret process or improvement in procedure made or discovered by the Employee, whilst in the service of the Employer, in connection with or in any way affecting or relating to the business of the Employer or of any of its affiliated Companies or capable of being used or adapted for use therein or in connection therewith, shall forthwith be disclosed to the Employer and shall belong to and be the absolute property of the Employer and

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      or such of its affiliated Companies as the Company may nominate for the purpose.

19.   COMPETITION:

      References to the Employers, customers, clients, agents, suppliers, advisers, employers and directors means those at the date of termination and during the two years immediately before it.

19.1. The Employee shall not for the period of twelve months after termination of his employment solicit or transact business in competition with the Employer from or with any of the Employer's customers, clients, agents, suppliers or advisers.

19.2. The Employee shall not for the period of twelve months after termination of his employment encourage or assist any of the Employers other Employees or Directors to leave its service or to do anything which, if done by the Employee, would be a breach of this agreement.

19.3. The Employee shall not at any time after the termination of his employment under this agreement represent himself as being interested or employed or in any way connected with the Employer or its business.

19.5. Each of the restrictions in this clause are separate restrictions for the separate benefit of the Employer and each associated company and shall be severable one from the other.

19.6. The restrictions in this clause shall apply and remain in force notwithstanding that the Employee establishes that his employment was terminated unfairly or on the grounds of redundancy (both within the meaning of the 1978 Act) or as a result of a breach by the Employer of the terms of this agreement.

20.   PROCEDURE DOCUMENTS AND POLICY:

      Copies of the Employer's disciplinary rules, grievance procedure and health and safety policy are kept in the Personnel Department and all employees upon request shall be given a copy of them or an opportunity to read them.



/s/ Barbara Joynson                          June 21, 1995
-----------------------------                ---------------
Administration Manager                       Date
Vari-Lite Europe Ltd.


/s/ Brian Croft                              June 21, 1995
-----------------------------                ---------------
Employee                                     Date



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